Exhibit (a)(1)(v)

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF SHARES OF COMMON STOCK OF
FIRSTHAND TECHNOLOGY VALUE FUND, INC.

This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if shareholders' certificates for common stock, $0.001 par value per share (the "Shares") of Firsthand Technology Value Fund, Inc. are not immediately available or time will not permit the Letter of Transmittal and other required documents to be delivered to the Depositary on or before 12:00 midnight, New York City time, January 22, 2015, or such later date to which the Offer is extended (the "Expiration Date"). Such form may be transmitted by facsimile transmission or mailed to the Depositary, and must be received by the Depositary on or before 12:00 midnight New York City time on the Expiration Date. See Section 2, "Procedures for Tendering Shares," of the Offer to Purchase.

The Information Agent for the Offer is:
Georgeson Inc.

All Holders Call Toll Free: (866) 857-2624

The Depositary for the Offer is:
Computershare
By Facsimile Transmission:
(For Eligible Institutions Only)
(617) 360-6810

Confirm by Telephone:
(781) 575-2332

By Mail:	By Registered, Certified or Express Mail or Overnight Courier:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET
FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN
ONE LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen;

The undersigned hereby tenders to Firsthand Technology Value Fund, Inc. (the "Fund"), upon the terms and subject to the conditions set forth in its Offer to Purchase, dated December 22, 2014, and the related Letter of Transmittal (which, together with any amendments or supplements to these documents, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in Section 2, "Procedures for Tendering Shares," of the Offer to Purchase.

Number of Shares Tendered:  _________________________________________________________________

Certificate Nos. (if available):  _________________________________________________________________

If Shares will be tendered by book-entry transfer, check box:  ☐

The Depository Trust Company

Account Number:

___________________________________________________________________________________________

Name(s) of Record Holder(s):

___________________________________________________________________________________________

Address:

___________________________________________________________________________________________

Area Code and Telephone Number:

___________________________________________________________________________________________

Taxpayer Identification (Social Security) Number:

___________________________________________________________________________________________

The undersigned also tenders all uncertificated Shares that may be held in the name of the registered holder(s) by the Fund's transfer agent pursuant to the Fund's Dividend Reinvestment Plan:

☐ Yes        ☐ No

(Note: If neither of these boxes is checked, any such uncertificated Shares will not be tendered.)

Dated: _________________, 201_	______________________________________________
______________________________________________
Signature(s)

GUARANTEE (Not To Be Used For Signature Guarantee)

The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an "Eligible Guarantor Institution" as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of Book-Entry Transfer of such Shares into the Depositary's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three New York Stock Exchange trading days after the date hereof.

Name of Firm: _____________________________	______________________________________________
(Authorized Signature)
Address: __________________________________	Name: ________________________________________
(Please Print)
________________________________________	Title: _________________________________________
City State Zip Code
Area Code and Tel. No.: _______________________	Dated: ___________________________________, 201_

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE
CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.